UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 22, 2007
Champion Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Michigan

(State or Other Jurisdiction of Incorporation)

1-9751	38-2743168

(Commission File Number)	(IRS Employer Identification No.)

2701 Cambridge Court, Suite 300, Auburn Hills, Michigan	48326

(Address of Principal Executive Offices)	(Zip Code)
(248) 340-9090

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 22, 2007, Champion Home Builders Co. (“Champion Homes”), a wholly-owned subsidiary of Champion Enterprises, Inc. (the “Company”), entered into a First Amendment to Amended and Restated Credit Agreement (the “First Amendment”) with certain financial institutions and other parties thereto as lenders (the “Lenders”), which amends the Amended and Restated Credit Agreement, dated as of April 7, 2006, among Champion Homes, the Lenders and Credit Suisse as Administrative Agent (the “Credit Agreement”). The First Amendment modifies certain financial covenants set forth in the Credit Agreement.
     Other than the Credit Agreement, as amended, there are no material relationships between Credit Suisse or the Lenders and the Company or any of their respective affiliates, other than as follows: (i) the Company and its affiliates may have customary banking relationships with one or more of the Lenders and (ii) Credit Suisse and certain of its affiliates have in the past provided investment banking and investment banking-related services to the Company and certain of its subsidiaries, and these entities may continue to do so in the future.
     The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Number	Description

Exhibit 10.1	First Amendment to Amended and Restated Credit Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION ENTERPRISES, INC.
By:	/s/ William C. Griffiths
William C. Griffiths, Chairman,
President and Chief Executive Officer

Date: March 28, 2007

EXHIBIT INDEX

Number	Description

10.1	First Amendment to Amended and Restated Credit Agreement